UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 9, 2015

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(407) 566-9310

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, Mr. Gennaro Pane resigned as the Company’s Chairman and Chief Executive Officer and as a director of the Company. On that same date, the Board of Directors appointed Former Ambassador Hans Hertell as the Company’s new Chairman and Mr. Scott Hartman as the Company’s new Chief Executive Officer. Mr. Pane did not resign as a result of any disagreement with the Company regarding its operations, policies or practices.

Former Ambassador Hertell was appointed to the Company’s Board of Directors on May 31, 2013 and was named President of the Company on September 4, 2013. Mr. Hartman was appointed to the Company’s Board of Directors and named Director of Mergers and Acquisitions on November 5, 2014. Messrs. Hertell and Hartman will act in such officer capacities on a part-time basis. As of the date of this report, the Company and each of Mr. Hertell and Mr. Hartman have not reached an arrangement regarding their compensation for their respective officer roles.

Existing Agreements with Mr. Hertell.

Effective August 28, 2013, the Company entered into an Employment Agreement with Mr. Hertell in his role as President of the Company and a Consulting Agreement with Hertell Group, LLC. (“Hertell Group”). Mr. Hertell is the sole officer and member of Hertell Group. Under the Employment Agreement, among other terms, Mr. Hertell has the right to receive an annual salary of $500,000 and 1,000,000 shares of common stock. Under the Consulting Agreement, the Hertell Group has agreed to provide certain consulting services and in exchange received 9,000,000 shares of common stock of the Company. Please refer to the Company’s Form 8-K filed on September 10, 2013 for a more complete description of the terms and conditions of the Employment Agreement and Consulting Agreement.

Existing Agreement with Mr. Hartman.

Effective November 5, 2014, the Company entered an agreement with Mr. Hartman as Director of Mergers and Acquisition of the Company. Pursuant to the Agreement, among other terms, Mr. Hartman will receive 1,000,000 shares of common stock of the Company, and in addition upon the closing of a fundamental transaction in which the Company or its properties are sold to third parties, the Company will pay Mr. Hartman a successful efforts fee of 2% of the sales price, provided that the total fees payable by the Company in the transaction do not exceed 5%.

As of the date of this Report, except as stated herein, the Company has no written or oral agreements with the above officers regarding compensation or any other form of remuneration. There are no family relationships between the above named officers and any other officers and/or directors. Except as stated herein and in our prior filings with the Securities and Exchange Commission, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officers had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the above named officers are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On January 12, 2015, the Company issued the press release attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing. The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release of the Company dated January 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Scott Hartman
Name: Scott Hartman
Title: Chief Executive Officer
Date: January 12, 2015